UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioDrain Medical, Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

3842

   (Primary Standard Industrial Classification Code Number)

33-1007393

   (I.R.S. Employer Identification Number)

2060 Centre Point Blvd., Suite 7

Mendota Heights, Minnesota 55120

(651) 389-4800

   (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Kevin R. Davidson

Chief Executive Office

2060 Centre Point Blvd., Suite 7

Mendota Heights, Minnesota 55120

(651) 389-4800

   (Name, address, including zip code, and telephone number,

including area code, of agent for service)

With a copy to:

Peter Hogan, Esq.

Richardson & Patel LLP

1100 Glendon Ave., Suite 850

Los Angeles, CA 90024

Tel.:(310) 208-1182

Fax: (310) 208-1184

  FROM TIME TO TIME AFTER THE

EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

   (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

EXPLANATORY NOTE

This Amendment No. 1 on Form S-1/A to the registration statement on Form S-1 filed with the Commission on January 24, 2012 includes the following XBRL files that were stripped out of the Form S-1 filing due to an error related to the SEC’s EDGAR server.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

The other portions of the Form S-1 are not affected by the changes described above and have not been amended. This Form S-1/A continues to speak as of the date of the Form S-1 and no attempt has been made in this Form S-1/A to modify or update disclosures in the Form S-1 except as noted above. This Form S-1/A does not reflect events occurring after the filing of the Form S-1 or modify or update any related disclosures, and information not affected by the amendment is unchanged and reflects the disclosure made at the time of the filing of the Form S-1 with the SEC except as noted above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mendota Heights, on January 30, 2012.

BIODRAIN MEDICAL, INC.

By:	/s/ Kevin R. Davidson
Kevin R. Davidson Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin R. Davidson	President, Chief Executive Officer (principal executive officer), Chief Financial Officer (principal financial and accounting officer), Director, and Attorney-in-fact*	January 30, 2012
Kevin R. Davidson

*	Chairman of the Board of Directors
Lawrence W. Gadbaw

*	Director
Peter L. Morawetz

*	Director
Thomas J. McGoldrick

*	Director
Albert Emola